UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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GENCO SHIPPING & TRADING LIMITED
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In connection with its 2024 Annual Meeting of Shareholders, on April 24, 2024, Genco Shipping & Trading Limited (“Genco”) issued a letter to its shareholders, issued a press release, and posted a communication on its LinkedIn account. In addition, Genco is filing a full copy of the TradeWinds article from which Genco originally filed an excerpt on April 22, 2024. Copies of the materials can be found below:

Shareholder Letter

 VOTE CREATING VALUE FOR ALL GENCO SHAREHOLDERS  VOTE GENCO’S DIRECTOR NOMINEES TODAY  www.VoteForGenco.com  APRIL 24, 2024

 Our strategy is clear:  Low leverage  High dividend payouts  The ability to generate significant shareholder returns through market cycles  Investments in vessels to drive  growth and increase efficiency  Genco’s Comprehensive Value Strategy Is Working  Genco’s Board and management team introduced the Comprehensive Value Strategy to investors in 2021 to position Genco to generate sustained value in the volatile drybulk sector.  Genco’s Board of Directors and management team are executing a clear strategy that is delivering value to shareholders today, positioning Genco to drive returns through volatile drybulk market cycles and generating outperforming results.  George Economou, a drybulk competitor of Genco,1 has initiated a proxy fight to add his director nominee to our Board and advance an agenda,  which our Board has thoroughly reviewed and believes is NOT  in the best interest of all Genco shareholders.  We need your VOTE on the WHITE proxy card for Genco’s shareholders.  Here’s why

THE KEY PILLARS OF OUR STRATEGY INCLUDE:

Compelling dividends

We have paid **18 consecutive quarterly dividends** — the longest series in our peer group — and returned $5.155 per share to shareholders, or ~25% of the current share price.[2]

Lowering debt

We have reduced Genco's debt by 55% since 2021 and lowered our cash flow breakeven rate to the lowest in our peer group.

Investing in our fleet

We have invested $520 million in fleet expansion and modernization since 2019, increasing our earnings capacity, while reducing costs and improving fuel efficiency.

AS A RESULT OF THIS STRATEGY, GENCO IS OUTPERFORMING

- ■ TOTAL SHAREHOLDER RETURNS (TSR)
- □ MEDIAN TSR OF PROXY STATEMENT SHIPPING PERFORMANCE PEERS
- ■ TSR OF THE S&P 500[3]



237.6%
146.9%
148.3%
134.4%
91.6%
37.7%
30.1%
16.4%
27.2%
1 YR
3 YR
5 YR

WE ARE DOING IT WITH BEST-IN-CLASS GOVERNANCE

Our well-planned and well-executed corporate governance and sustainability initiatives have us ranked **#1 in the annual Webber Research ESG Scorecard three years in a row.**[4]

Our directors regularly **engage with our shareholders and are open-minded with respect to value-creation opportunities.** We remain committed to maintaining our strong corporate governance and are taking actions that we believe will create the most value and are in the best interest of our shareholders.

VOTE  GEORGE ECONOMOU’S NOMINEE AND REJECT HIS AGENDA

 Our Board and management team have engaged with Economou since he invested in Genco and  gave Economou’s suggestions their full attention and deep consideration.  The analysis showed that purchasing new vessels for fleet optimization can create more long- term value for shareholders than a self-tender offer. The Board also noted, to its knowledge, that Economou himself is not selling ships at his own companies, allowing him to capture opportunities in the current market.  To advance his agenda, Economou has nominated Robert Pons as a director candidate. In our view, as established in our interview of him, Pons brings no experience in shipping, commodities,  cyclical businesses or other industries relevant to Genco’s business. On that basis, our Board firmly believes he would not be additive to our already strong, focused and experienced Board.  The Board reviewed and duly rejected Economou’s first suggestion, which was a share repurchase plan potentially coupled with the sale of vessels, and then his later recommendation that Genco commence a tender offer for  $100 million of its own shares at a significant premium to the trading price. Following extensive analysis of the suggestions with the management team and external financial advisors, the Board determined that Economou’s suggestions would not create sustainable value and instead would:  Significantly increase Genco’s debt  Decrease Genco’s earnings potential  Reduce Genco’s market capitalization and trading float Reduce our liquidity for opportunistic fleet growth Increase our cash flow breakeven rate  Impact our ability to pay dividends  Diminish real earnings in this strong current market

 Setting the Record Straight  Economou has mischaracterized our interactions and made misstatements about our Board and directors in his public disclosures.  HERE ARE THE POINTS WE BELIEVE SHAREHOLDERS SHOULD KNOW:  We have engaged with Economou since his initial investment, including by offering an  in-person meeting, which he declined. As we’ve detailed in this letter, upon receiving his suggestions for the Company, our Board and management team afforded them their full attention and conducted comprehensive reviews with the management team and external financial advisors. From these reviews, the Board determined that his repurchase plan and self-tender offer were NOT in the best interest of shareholders.  Our Board focuses closely on capital allocation. While Economou baselessly references the Company’s “excess cash” in his materials, the fact is that our Board prudently manages our cash position with the goal of paying sustainable dividends. At the same time, our Board consistently reviews its capital allocation priorities for the benefit of the Company and all shareholders.  Each of Genco’s directors is highly qualified, active and engaged. Our proxy statement provides details of their qualifications and achievements. We welcome the robust sharing of perspectives, and each director has an equal and full voice in the Board room.  We believe Jim Dolphin’s record of shareholder value-creation in the shipping industry and his role in helping develop Genco’s value-creating strategies stands in stark contrast to the aforementioned lack of any relevant experience brought by Economou’s nominee, Robert Pons.  We believe Mr. Dolphin’s interests are aligned with shareholders including through our equity incentive plan and his 117,556.9 restricted stock units which are currently worth more than  $2 million.  The Board’s director search process resulted in the appointment of Paramita Das, who was identified by a leading executive search firm as part of a comprehensive process, which began months before Economou invested in Genco. As part of the process, the Board considered more than 20 candidates and culled that list to five that were interviewed, in addition to Economou’s nominee, who the Board interviewed as well in the same time frame it was interviewing Ms. Das.  From this process, the Board determined that Ms. Das was the right director to add to the Genco Board. Her significant relevant experience in markets that are critical to Genco’s business set her apart. We strongly believe our Board and all of our shareholders will benefit from her perspectives.

 VOTE TODAY  The Genco Board of Directors unanimously recommends that Genco shareholders vote “FOR” the re-election of each of Genco’s seven nominees currently serving on the Genco Board, “WITHHOLD” on Economou's nominee and “AGAINST” Economou’s shareholder proposal on the WHITE proxy card.  We appreciate the support of ALL Genco shareholders, as we continue delivering on our Comprehensive Value Strategy to drive long-term sustainable value.  We thank you for your continued support.  Sincerely on behalf of the entire Board and management team,  James G. Dolphin  Chairman of the Board  John C. Wobensmith  Chief Executive Officer  Vote “FOR” the re- election of each of Genco’s seven nominees  Vote withhold on Economou’s nominee and his shareholder proposal by voting “WITHHOLD”

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995  This letter contains certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating  or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2023, and the Company’s reports on Form 10-Q and Form 8-K subsequently filed with the SEC. We do not undertake any obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.  Additional Information and Where to Find It  On April 16, 2024, Genco filed with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY GENCO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT  INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Genco free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Genco are also available free of charge by accessing Genco’s website at www.gencoshipping.com.  Participants  Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders, including John C. Wobensmith (Chief Executive Officer and President), Peter Allen (Chief Financial Officer), Joseph Adamo (Chief Accounting Officer), Jesper Christensen (Chief Commercial Officer), and Genco’s directors other than Mr. Wobensmith, namely James G. Dolphin, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. Investors  and security holders may obtain more detailed information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Management,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in Genco’s Definitive Proxy Statement. To the extent holdings of such participants in Genco’s securities changed since the amounts described in the Definitive Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described above.  Based on conversations between George Economou and members of our Board. See also, “Economou strikes again to lift newbuilding tally to 40,” TradeWinds, December 13, 2023 at https://www. tradewindsnews.com/tankers/economou-strikes-again-to-lift-newbuilding-tally-to-40/2-1-1570434 (“He is said to have ordered . . . four Kamsarmax bulk carriers.”); “Economou’s TMS Dry stacks orderbook with midsize bulk carrier newbuildings,” TradeWinds, July 28, 2023 at https://www.tradewindsnews.com/  bulkers/economou-s-tms-dry-stacks-orderbook-with-midsize-bulk-carrier-newbuildings/2-1-1492558.  As of April 4, 2024.  Represents the total shareholder returns of Genco, the Company’s peers as listed in its proxy statement and  the S&P 500 total return index, as of the closing price on April 12, 2024, for the past 1-, 3- and 5-year periods.  Based on the Webber Research 2023, 2022 and 2021 ESG scorecard.  VOTE TODAY  If you have any questions or require any assistance with voting your shares, please call or email Genco’s proxy solicitor:  MacKenzie Partners, Inc.  Toll Free: 800-322-2885  Email: proxy@mackenziepartners.com  Learn more at  www.VoteForGenco.com  BY  PHONE  ONLINE  BY SIGNING AND RETURNING YOUR PROXY

Press Release

Genco Shipping & Trading Limited Mails Letter to Shareholders

Outlines Genco’s Successful Comprehensive Value Strategy

Reiterates Board’s Unanimous Recommendation that Shareholders Vote “FOR” the Re-Election of Genco’s Highly Qualified Nominees on the WHITE Proxy Card Today

Advises Shareholders to Vote “WITHHOLD” Against George Economou’s Nominee, Robert Pons, and Reject His Agenda

NEW YORK, April 24, 2024 – Genco Shipping & Trading Limited (NYSE: GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today announced it mailed a letter to shareholders in connection with the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), scheduled to be held on May 23, 2024. Shareholders of record as of March 28, 2024, will be entitled to vote at the meeting.

Highlights from the letter include:

•
Genco’s Comprehensive Value Strategy is working: Genco’s Board of Directors and management team are positioning the Company to drive returns through volatile drybulk market cycles through compelling dividends, reducing debt and investing in its fleet. The Company is continuing to outperform its peers while maintaining its best-in-class governance.

•
The Genco Board has engaged extensively with Economou: The Board and management team, with external financial advisors, thoroughly reviewed Economou’s suggestions, including implementing a repurchase plan, selling ships and commencing a tender offer and determined they are NOT in the best interest of all Genco shareholders.

•	Setting the Record Straight: Economou’s public disclosures mischaracterize our interactions and make misstatements about our Board and directors.

Genco’s Board of Directors and management team are executing a clear strategy that is delivering value to shareholders today, positioning Genco to drive returns through volatile drybulk market cycles and generating outperforming results. George Economou, a drybulk competitor of Genco,1 has initiated a proxy fight to add his director nominee to our Board and advance an agenda, which our Board has thoroughly reviewed and believes is NOT in the best interest of all Genco shareholders. We need your VOTE on the WHITE proxy card for Genco’s shareholders. Here’s why….

Genco’s Comprehensive Value Strategy Is Working

Genco’s Board and management team introduced the Comprehensive Value Strategy to investors in 2021 to position Genco to generate sustained value in the volatile drybulk sector.

Our strategy is clear:

•	Low leverage + high dividend payouts + investments in vessels to drive growth and increase efficiency = the ability to generate significant shareholder returns through market cycles.

The key pillars of our strategy include:

•	Compelling dividends: We have paid 18 consecutive quarterly dividends – the longest series in our peer group – and returned $5.155 per share to shareholders, or ~25% of the current share price;[2]

•	Lowering debt: We have reduced Genco’s debt by 55% since 2021 and lowered our cash flow breakeven rate to the lowest in our peer group; and

•	Investing in our fleet: We have invested $520 million in fleet expansion and modernization since 2019, increasing our earnings capacity, while reducing costs and improving fuel efficiency.

As a result of this strategy, Genco is outperforming:

•
1-, 3- and 5-year total shareholder returns (TSR), are 37.7%, 146.9% and 237.6%, respectively, significantly higher than the median TSR of our proxy statement shipping performance peers which were 16.4%, 134.4% and 148.3% for the past 1-, 3- and 5-year periods, respectively, and also significantly higher than the TSR of the S&P 500 which were 27.2%, 30.1% and 91.6% for the past 1-, 3- and 5-year periods, respectively.[3]

We are doing it with best-in-class governance:

•	Our well-planned and well-executed corporate governance and sustainability initiatives have us ranked #1 in the annual Webber Research ESG Scorecard three years in a row.[4]

Our directors regularly engage with our shareholders and are open-minded with respect to value-creation opportunities. We remain committed to maintaining our strong corporate governance and are taking actions that we believe will create the most value and are in the best interest of our shareholders.

Vote WITHHOLD ON George Economou’s Nominee and Reject His Agenda

Our Board and management team have engaged with Economou since he invested in Genco and gave Economou’s suggestions their full attention and deep consideration.

The Board reviewed and duly rejected Economou’s first suggestion, which was a share repurchase plan potentially coupled with the sale of vessels, and then his later recommendation that Genco commence a tender offer for $100 million of its own shares at a significant premium to the trading price. Following extensive analysis of the suggestions with the management team and external financial advisors, the

Board determined that Economou’s suggestions would not create sustainable value and instead would:

•	Significantly increase Genco’s debt;
•	Decrease Genco’s earnings potential;
•	Reduce Genco’s market capitalization and trading float;
•	Reduce our liquidity for opportunistic fleet growth;
•	Increase our cash flow breakeven rate;
•	Impact our ability to pay dividends; and
•	Diminish real earnings in this strong current market.

The analysis showed that purchasing new vessels for fleet optimization can create more long-term value for shareholders than a self-tender offer. The Board also noted, to its knowledge, that Economou himself is not selling ships at his own companies, allowing him to capture opportunities in the current market.

To advance his agenda, Economou has nominated Robert Pons as a director candidate. In our view, as established in our interview of him, Pons brings no experience in shipping, commodities, cyclical businesses or other industries relevant to Genco’s business. On that basis, our Board firmly believes he would not be additive to our already strong, focused and experienced Board.

Setting the Record Straight

Economou has mischaracterized our interactions and made misstatements about our Board and directors in his public disclosures.

Here are the points we believe shareholders should know:

•
We have engaged with Economou since his initial investment, including by offering an in-person meeting, which he declined. As we’ve detailed in this letter, upon receiving his suggestions for the Company, our Board and management team afforded them their full attention and conducted comprehensive reviews with the management team and external financial advisors. From these reviews, the Board determined that his repurchase plan and self-tender offer were NOT in the best interest of shareholders.

•
Our Board focuses closely on capital allocation. While Economou baselessly references the Company’s “excess cash” in his materials, the fact is that our Board prudently manages our cash position with the goal of paying sustainable dividends. At the same time, our Board consistently reviews its capital allocation priorities for the benefit of the Company and all shareholders.

•
Each of Genco’s directors is highly qualified, active and engaged. Our proxy statement provides details of their qualifications and achievements. We welcome the robust sharing of perspectives, and each director has an equal and full voice in the Board room.

•
We believe Jim Dolphin’s record of shareholder value-creation in the shipping industry and his role in helping develop Genco’s value-creating strategies stands in stark contrast to the aforementioned lack of any relevant experience brought by Economou’s nominee, Robert Pons.

•	We believe Mr. Dolphin’s interests are aligned with shareholders including through our equity incentive plan and his 117,556.9 restricted stock units which are currently worth more than $2 million.

•
The Board’s independent-led director search process resulted in the appointment of Paramita Das, who was identified by a leading executive search firm as part of a comprehensive process, which began months before Economou invested in Genco. As part of the process, the Board considered more than 20 candidates and interviewed multiple candidates, in addition to Economou’s nominee, who the Board interviewed in the same time frame.

•
From this process, the Board determined that Ms. Das was the right director to add to the Genco Board. Her significant relevant experience in markets that are critical to Genco’s business set her apart. We strongly believe our Board and all of our shareholders will benefit from her perspectives.

VOTE TODAY

The Genco Board of Directors unanimously recommends that Genco shareholders vote “FOR” the re-election of each of Genco’s seven nominees currently serving on the Genco Board, “WITHHOLD” on Economou's nominee and “AGAINST” Economou’s shareholder proposal on the WHITE proxy card.

We appreciate the support of ALL Genco shareholders, as we continue delivering on our Comprehensive Value Strategy to drive long-term sustainable value.

We thank you for your continued support.

Sincerely on behalf of the entire Board and management team,

James G. Dolphin Chairman of the Board	John C. Wobensmith Chief Executive Officer

Vote Today

By Phone / Online / By Signing and Returning your Proxy

Learn more at www.VoteForGenco.com

If you have any questions or require any assistance with voting your shares, please call or email Genco’s proxy solicitor:

MacKenzie Partners, Inc.
Toll Free: 800-322-2885
Email: proxy@mackenziepartners.com

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We provide a full-service logistics solution to our customers utilizing our in-house commercial operating platform, as we transport key cargoes such as iron ore, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Capesize (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk) enabling us to carry a wide range of cargoes. We make capital expenditures from time to time in connection with vessel acquisitions. As of April 24, 2024, Genco Shipping & Trading Limited’s fleet consists of 17 Capesize, 15 Ultramax and 12 Supramax vessels with an aggregate capacity of approximately 4,659,000 dwt and an average age of 11.8 years.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “expect,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on management’s current expectations and observations. For a discussion of factors that could cause results to differ, please see the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on form 10-K for the year ended December 31, 2023, and the Company's reports on Form 10-Q and Form 8-K subsequently filed with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

On April 16, 2024, Genco filed with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for Genco’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY GENCO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Genco free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Genco are also available free of charge by accessing Genco’s website at www.gencoshipping.com.

Participants

Genco, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting of Shareholders, including John C. Wobensmith (Chief Executive Officer and President), Peter Allen (Chief Financial Officer), Joseph Adamo (Chief Accounting Officer), Jesper Christensen (Chief Commercial Officer), and Genco’s directors other than Mr. Wobensmith, namely James G. Dolphin, Paramita Das, Kathleen C. Haines, Basil G. Mavroleon, Karin Y. Orsel, and Arthur L. Regan. Investors and security holders may obtain more detailed information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Management,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in Genco’s Definitive Proxy Statement. To the extent holdings of such participants in Genco’s securities changed since the amounts described in the Definitive Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge as described above.

MEDIA/INVESTOR CONTACT:

Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550

Aaron Palash / Carleigh Roesler / Jenna Shinderman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

1 Based on conversations between George Economou and members of our Board. See also, “Economou strikes again to lift newbuilding tally to 40,” TradeWinds, December 13, 2023 at https://www.tradewindsnews.com/tankers/economou-strikes-again-to-lift-newbuilding-tally-to-40/2-1-1570434 (“He is said to have ordered . . . four Kamsarmax bulk carriers.”); “Economou’s TMS Dry stacks orderbook with midsize bulk carrier newbuildings,” TradeWinds, July 28, 2023 at https://www.tradewindsnews.com/bulkers/economou-s-tms-dry-stacks-orderbook-with-midsize-bulk-carrier-newbuildings/2-1-1492558.
2 As of April 4, 2024.
3 Represents the total shareholder returns of Genco, the Company's peers as listed in its proxy statement and the S&P 500 total return index, as of the closing price on April 12, 2024, for the past 1-, 3- and 5-year periods.
4 Based on the Webber Research 2023, 2022 and 2021 ESG scorecard.

LinkedIn Post

 Genco Shipping & Trading limited  3 7S7 follow-:rs  m9m•  + Follow ♦ •••  We need your vote FOR Genco's director nominees and urge that you withhold your vote on George Economou's nominee and reject hisagenda. Highlights from the  letter indude:  Genco's Comprehensive Value Strategy is working: Genco's Soard of Directors and management team are p-os.itioning the Company to drive returns through volatile drybulk market cycles through compelling dividends, reducing debt and investing in  its fleet The Company is continuing to outperform its peers while maintaining its best-in-class governance.  The Genco Soard has engaged extensively with :Economou: The Board and management team, with external financial advisors, thoroughly reviewed Economou's suggestions, including implementing a repurchase plan, selling ships and commencing a tender offer and determined they are NOT in the best interest of all Genco shareholders.  Setting the Record Straight: Economou's public disclosures mischaracterize our interactions an-dmake misstatements about our Board and directors.  You can find the fullletter and learn more about how to vote at www.VoteForGenco.com.  #VoteForGenco #Maritime #Shipping #Shareho\derVa\ue  For additional legal information, see here: https://lnkd.in/ed67C94N  Vote For Genco

Genco Shipping & Trading limited 3 7S7 follow-:rs 9m + Follow We need your vote FOR Genco's director nominees and urge that you withhold your vote on George Economou's nominee and reject hisagenda. Highlights from the letter indude: Genco's Comprehensive Value Strategy is working: Genco's Soard of Directors and management team are p-os.itioning the Company to drive returns through volatile drybulk market cycles through compelling dividends, reducing debt and investing in its fleet The Company is continuing to outperform its peers while maintaining its best-in-class governance. The Genco Soard has engaged extensively with :Economou: The Board and management team, with external financial advisors, thoroughly reviewed Economou's suggestions, including implementing a repurchase plan, selling ships and commencing a tender offer and determined they are NOT in the best interest of all Genco shareholders. Setting the Record Straight: Economou's public disclosures mischaracterize our interactions an-dmake misstatements about our Board and directors. You can find the fullletter and learn more about how to vote at www.VoteForGenco.com. #VoteForGenco #Maritime #Shipping #Shareho\derVa\ue For additional legal information, see here: https://lnkd.in/ed67C94N
Vote For Genco

Article

John Wobensmith reflects on ‘fight letters’ with George Economou and fending off Houthi attacks in the Red Sea

Genco executive talks volatility, black swans and proxy battles

There’s a lot on the plate of a public company chief executive in shipping these days, whether it’s seeing one of the company’s bulkers come under attack from the Houthis in the Red Sea or fending off a proxy battle from a famed Greek shipping magnate.

TradeWinds spoke with New York-listed Genco Shipping & Trading’s John Wobensmith on both those subjects and more during an on-stage interview at TradeWinds’ New York Shipowners Forum.

You have a significant investor, George Economou, who now holds a 5.4% stake and is engaged in a highly visible proxy battle. What are your thoughts on this development?

Look, we obviously put out what our advisers called a fight letter … which was put out to really rebut the bogus information that was in his proxy statement. So I think that that letter speaks for itself.

I look at our board. I think it’s a very well-functioning board. It is a diverse board. It has a lot of expertise on it. Capital allocation, commercial, technical — it’s very well-rounded. So it’s very tough for us to figure out what he really brings to the table at this point.

We have this strategy currently that’s in place that is working well. And quite frankly, I know from an industry standpoint, it’s a great theatre ticket to have, right?

But the reality is when we talk to shareholders, very, very rarely do we get any questions about George Economou and the proxy side of it. We get more questions about, tell me about your value strategy, tell me about the market, tell me about you taking your leverage down and congratulations on such a low break-even rate.

That’s what the conversations are more focused on than anything else.

It’s common for public dry bulk companies to trade below NAV, including yours, despite recent share price improvements. How well do you think investors grasp your message?

It’s not just us. Most of the dry bulks are trading below NAV. I think half of the tanker stocks are trading below NAV. And it’s a very hard thing to say it’s this one silver bullet that you can fix to get things up. I still think shipping has got a little bit of a black eye with investors.

Because of what we’ve seen, again, over the last decade, there’s been a lot of capital destroyed in shipping. There’s been a lot of money made as well, particularly over the last few years. I think consistency and the ability for investors to look forward a few quarters and understand that dividends are moving up, and freight rates are at least stable if not moving up.

I think that that ability to look forward is what ultimately brings values up. I think we’re finally starting to see — at least I see in the analyst reports on the dry bulk side — more focus on cash flow valuation and dividend yield, rather than NAV, which at any given time really is backwards-looking. It never looks forward.

And I think the mentality is now starting to change. We certainly saw it when we put out our fourth-quarter numbers, which were very good and a very solid dividend, but then we also gave the guidance on the first quarter, and I think that’s what really started to close, at least for us, the valuation gap between where we are and where NAV is.

Unfortunately, there was an incident involving one of your vessels being attacked by the Houthis. Could you share your experience dealing with that incident and provide a brief recap?

As you can imagine, that phone call comes in and your heart just sinks. … We made the decision towards mid to end of December that we were not going through the southern Red Sea area, and that we were going to reroute around the Cape of Good Hope. Unfortunately, we still had two ships. So we had a capesize that was loaded with iron ore that that had come through Suez. And then we also had the Genco Picardy, which is the vessel that you’re referring to, and she needed to load phosphate in Egypt, going to India.

So we took extra precautions, and what I mean by that is we doubled the amount of guards that we would normally have on board. We had our AIS system turned off. And the Genco Hadrian carrying the iron ore, there was absolutely no issue with that. But unfortunately, as the [Genco] Picardy came down through the straits, and then turned left, we actually thought she was far enough across Yemen, she was 100 miles [160 km] offshore, and we got the phone call that a projectile had come in and hit the vessel.

Very fortunate in that the gangway was up on the deck, and it actually hit the gangway. It did cause a fire, and the crew, being very professional, had the fire out in 10 minutes. And there were phone calls made to the US com [command], and the UK com and ultimately we had an Indian naval vessel that appeared about an hour afterwards and escorted us another 100 miles across Yemen.

The crazy thing was the next day. I mean, I actually thought it was over and done with, and very thankfully, nobody was hurt [with] minimal damage. And somewhere around noon or one o’clock the following day, the phone rings again. We have three drones circling the ship. And you’re just like, “You gotta be kidding me. I gotta go through this again.”

And so first thing is, crew’s safe, guards are on deck and one of the drones wound up actually going into the water. And we gave very explicit instructions — I know that is a very difficult thing to do — but the guards shoot those things down if you can. It never came to that. They left and there was not an incident. … And by the way, we were so far east. It’s amazing, the outreach, and I still believe no way that came off of Yemen. Those came off of boats that were in the area, motherships, smaller vessels.

Was it a harrowing experience for the crew?

It was an awful thing for the crew, but I will tell you, I spoke to the captain after the first incident. And I mean, what a great captain — very stoic. And I’ll never forget it, because I said, “Is the crew OK? How is the well-being of the crew?” And typical stoic master: “Shit happens. We got it under control. This is our job. We’re good.”

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